Exhibit 99.1

KULR CEO Michael Mo Reduces Cash Salary to Better Align with Shareholder Value Creation

SAN DIEGO / GLOBENEWSWIRE / May 23, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), global leader in safe and high-performance energy storage solutions, today announced that, in keeping with the Company’s recent efforts to reduce its cash consumption, KULR’s compensation committee approved a voluntary request by CEO Michael Mo to reduce the cash component of his compensation by 33% and, believing in the future of KULR, to instead grant him an equity incentive grant that does not vest for 12 months from such grant date.

The strategic move ensures one-third of Mr. Mo’s salary going forward is provided at market value of the Company’s stock, further aligning his interests with those of shareholders. With this revised compensation model, the CEO's benefits will directly correlate with value creation as the executive team drives the Company's transformation and industry innovation.

KULR CEO and founder Michael Mo commented on his new compensation structure, saying, “During these pivotal moments, it's crucial for us to go back to our technology start-up roots and operate swiftly in a lean and agile fashion. In the first quarter of 2024, we have reduced our operating and investment cash usage by 23% from Q1 of 2023. We will continue to execute that way to grow our business and get to profitability.”

Mo added, “Technology evolves through cycles- and each cycle creates more shareholder value to those who can ride the cumulative and disruptive nature of each wave. We are already seeing early success of our KULR ONE platform in the marketplace. I believe the next three years will present major opportunities for us to capture market share in space, military, and industrial battery applications. I have adjusted my compensation structure to fully align with our shareholders to maximize shareholder value.”

Further details are available in today’s Form 8-K filed with the Securities and Exchange Commission (SEC).

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether because of new information, future events or otherwise.

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KULR Technology Group, Inc.

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